UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              ____________________________________________________

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 29, 2004


                            PALOMAR ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)


                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

                000-32829                              88-0470235
        (Commission File Number)            (IRS Employer Identification No.)

    1802 N. CARSON ST., NO. 212-2705,
           CARSON CITY, NEVADA                           89701
      (principal executive offices)                   (Zip Code)

                                 (775) 887-0670
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act


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ITEM 2.01     COMPLETION  OF  ACQUISITION  OR  DISPOSITION  OF  ASSETS.

     On November 29, 2004, Palomar Enterprises, Inc., a Nevada corporation (the "Registrant") acquired series A, series B and series C preferred stock of Zannwell, Inc., a Nevada corporation ("Zannwell").

     Pursuant to that certain Capital Stock Purchase Agreement dated November 29, 2004 between Robert C. Simpson, Ph. D., as the stockholder of Zannwell, and the Registrant, a copy of which is attached as an exhibit to this Current Report, on November 29, 2004, the Registrant acquired from Dr. Simpson 19,000,000 shares of Zannwell's series A preferred stock which constitute 95 percent of Zannwell's issued and outstanding shares of the series A preferred stock, 10,000,000 shares of Zannwell's series B preferred stock, which constitute 100 percent of Zannwell's issued and outstanding shares of the series B preferred stock, and 10,000,000 shares of Zannwell's series C preferred stock, which constitute 100 percent of Zannwell's issued and outstanding shares of the series C preferred stock. Each share of the series A preferred stock is convertible into 10 shares of Zannwell's common stock. The shares of the series A preferred stock do not have voting rights. Each share of the Series B preferred Stock is convertible into 200 shares of Zannwell's common stock. On all matters submitted to a vote of the holders of the common stock, a holder of the Series B preferred Stock is entitled to one vote per share of the Series B preferred stock held by such holder. The series C preferred stock is nonconvertible. Each share of the series C preferred stock entitles the holder to 100 votes of our common stock on all matters brought before Zannwell's stockholders. Therefore, the voting power of all of the shares of preferred stock of Zannwell sold pursuant to the Capital Stock Purchase Agreement is equal to the vote of 1,010,000,000 shares of the Zannwell common stock, which number exceeds the 167,750,000 issued and outstanding shares of Zannwell's common stock.

     All of the preferred shares of Zannwell acquired by the Registrant carried a legend restricting the transfer thereof under the Securities Act of 1933, as amended.

     The total consideration paid by the Registrant in connection with the Capital Stock Purchase Agreement was $380,000. The Registrant used its working capital as consideration for the preferred shares purchased by it pursuant to the Capital Stock Purchase Agreement.

     As a result of the capital stock purchase transaction, a change in control of Zannwell occurred effective November 29, 2004.

     The amount of consideration for the preferred shares of Zannwell sold pursuant to the Capital Stock Purchase Agreement was determined following negotiations between the Registrant and Dr. Simpson and is set forth in the Capital Stock Purchase Agreement executed between the Dr. Simpson and the Registrant.

     The Registrant's board of directors determined that the terms of the Capital Stock Purchase Agreement are reasonable. The Registrant's board did not seek a third party fairness opinion or any valuation or appraisal of the terms of the transaction. Thus, the Registrant's stockholders will not have the benefit of a third party opinion that the terms of the Capital Stock Purchase Agreement were fair from a financial point of view.


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     Concurrently  with  the  stock purchase transaction described in this Item,
Dr.  Simpson,  Zannwell's  then-sole  director  and  officer,  elected  Steve
Bonenberger  and  Brent  Fouch as directors of Zannwell.   Steve Bonenberger was
also elected President and Chief Executive Officer and Brent Fouch was elected Secretary and Chief Financial Officer of Zannwell. Following the election of Messrs. Bonenberger and Fouch as officers and directors of Zannwell, Robert C. Simpson resigned his positions as director and officer of Zannwell. Messrs. Bonenberger and Fouch are the current directors and officers of the Registrant.

ITEM 9.01.     FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (a)  Financial  statements  of  business  acquired.

     It is not practicable to file the required historical financial statements of Zannwell, Inc. at this time. Accordingly, pursuant to Item 7(a)(4) of Form 8-K, the Registrant will file such financial statements under cover of Form 8-K/A as soon as practicable, but not later than the date required by applicable law.

     (b)  Pro  forma  financial  information.

     It is not practicable to file the required historical financial statements of Zannwell, Inc. at this time. Accordingly, pursuant to Item 7(a)(4) of Form 8-K, the Registrant will file such financial statements under cover of Form 8-K/A as soon as practicable, but not later than the date required by applicable law.

     (c)  Exhibits.
          --------

     The following exhibit is filed herewith:

EXHIBIT NO.                      IDENTIFICATION OF EXHIBIT
-----------  ------------------------------------------------------------------

    2.1 Capital Stock Purchase Agreement between Palomar Enterprises, Inc. and Robert C. Simpson.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 3, 2004                 PALOMAR ENTERPRISES, INC.


                                        By /s/ Steve Bonenberger
                                          --------------------------------------
                                          Steve Bonenberger, President


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